UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2007

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Declassified Board.  As described under Item 8.01, the Board of Reliant Energy, Inc. (the “Company”) on March 7, 2007 approved proposed amendments to declassify the Board.  To transition to a declassified board, each current Class I and Class III director (whose terms would otherwise expire at the Company’s annual meeting of stockholders in 2009 and 2008, respectively) entered into a conditional resignation agreement on March 7, 2007.  The Class II directors did not resign because their terms expire at the Company’s 2007 annual meeting of stockholders (the “2007 Meeting”).  Under the resignation agreement, each director has agreed to resign without further action effective at the 2007 Meeting, subject to stockholder approval of the declassification proposal and the filing of appropriate amendments to the Company’s Certificate of Incorporation (the “Charter”).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Majority Voting.  On March 7, 2007, the Company’s Board approved amendments to its Bylaws that change the current plurality voting standard for electing directors in an uncontested election to a majority voting standard.  The Board also adopted amendments to the Corporate Governance Guidelines to implement a director resignation policy.  In connection with the resignation policy, on March 7, 2007, each member of the Board submitted an irrevocable, conditional resignation to be effective if such director fails to receive a majority of the votes cast in his or her election at the 2007 Meeting and if the Board accepts such resignation.  The amended Bylaws require that candidates nominated by stockholders agree to submit such resignations if elected as well.  The Board has discretion whether to accept or reject the resignations.

Other.  In addition, on March 7, 2007, the Board approved amendments to its Bylaws that (i) confirm the vote required to adopt, amend or repeal the Bylaws is the affirmative vote of at least 80% of all directors and (ii) update the Company’s registered office and registered agent.  These amendments were needed to make the Bylaws consistent with the Charter.

The text of the Bylaw amendments described above and the press release announcing the Bylaw amendment on majority voting are included as Exhibit 3.1 and Exhibit 99.1 to this Current Report on Form 8-K, respectively.

Item 8.01.  Other Events.

Declassified Board.  On March 7, 2007, the Board approved proposed amendments to its Charter and Bylaws to declassify the Board.  The proposed amendments are subject to stockholder approval at the 2007 Meeting.  If the Charter amendment is approved by stockholders, election of directors will occur annually starting at the 2007 Meeting.

Criminal Proceeding — Reliant Energy Services.  On March 6, 2007, Reliant Energy Services, Inc., a wholly-owned subsidiary of the Company (“RES”), resolved its pending indictment through a Deferred Prosecution Agreement with the United States Attorney’s Office for the Northern District of California (the “Government”).  Under the agreement, the Government agreed to dismiss the pending indictment of RES relating to allegations pertaining to a trading incident that occurred on two days in June 2000.  Assuming that RES complies with the agreement for the next two years, the Government agreed not to seek to re-indict RES for the conduct alleged in the pending indictment.  As part of the agreement, RES agreed to pay a $22.2 million penalty (in addition to a $13.8 million credit for a January 2003 settlement with the Federal Energy Regulatory Commission pertaining to the same incident).  RES also committed to continue to implement compliance measures and cooperate with the Government in its related investigations.  The press release announcing the agreement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  We file the following exhibits:

3.1	Text of Bylaw Amendments
99.1	Press Release dated March 7, 2007 — Charter and Bylaw Amendments
99.2	Press Release dated March 7, 2007 — Criminal Proceeding

2

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Form 8-K contains “forward-looking statements” within meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto.  In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words.  However, the absence of these words does not mean that the statements are not forward-looking.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including changes in our business plan, and other factors we discuss in our other filings with the Securities and Exchange Commission, including the discussions under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended December 31, 2006.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: March 12, 2007	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

3

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Text of Bylaw Amendments
99.1	Press Release dated March 7, 2007 — Charter and Bylaw Amendments
99.2	Press Release dated March 7, 2007 — Criminal Proceeding